Filed Pursuant to Rule 424(b)(3)

Registration No. 333-276708

Prospectus

Gorilla Technology Group Inc.

Up to 200,000 Ordinary Shares

This prospectus relates to the resale, from time to time, by the selling securityholders named herein (the “Selling Securityholders”), or their pledgees, donees, transferees, or other successors in interest of up to an aggregate of 200,000 ordinary shares. We are registering these securities for resale by the Selling Securityholders named in this prospectus, or their transferees, pledgees, donees or assignees or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer. The Selling Securityholders are (i) former service providers and employees of the Company being granted the securities pursuant to certain services they provided to the Company, such grants having been approved by Gorilla’s board of directors on July 12, 2023 and (ii) former advisors to the Company. Additional unnamed holders who are entitled to shares as a result of similar historical arrangements may be added to this prospectus as Selling Securityholders through the filing of a prospectus supplement.

The Selling Securityholders may offer and sell any of the securities from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the securities. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section entitled “Plan of Distribution” elsewhere in this prospectus. We do not know when or in what amounts the Selling Securityholders may offer the securities for sale. The Selling Securityholders may sell any, all or none of the securities offered by this prospectus.

All of the ordinary shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale of any securities by the Selling Securityholders. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our ordinary shares and warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “GRRR” and “GRRRW,” respectively. On February 21, 2024, the closing prices for our ordinary shares and warrants on Nasdaq were $0.87 per ordinary share and $0.06 per warrant.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

 Investing in our securities involves risks. See the section entitled “Risk Factors” included in or incorporated by reference into the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings and Selling Securityholders may offer such securities owned by them from time to time.

This prospectus provides you with a general description of the securities Selling Securityholders may offer. Any prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement, may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, any prospectus supplement, and any applicable free writing prospectus, together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference of Certain Documents,” before making your investment decision.

You should rely only on the information incorporated by reference or contained in this prospectus, any prospectus supplement, any applicable free writing prospectus and the registration statement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus, the registration statement or the documents incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

On July 13, 2022, the registrant, Gorilla Merger Sub, Inc., a Cayman Islands exempted company and a direct wholly-owned subsidiary of the registrant (“Merger Sub”), and Global SPAC Partners Co., a Cayman Islands exempted company (“Global”), consummated the business combination (the “Business Combination”) contemplated by the Business Combination Agreement, dated as of December 21, 2021, as amended and restated on May 18, 2022 (the “Business Combination Agreement”), by and among such parties. In connection with the closing of the Business Combination, Merger Sub merged with and into Global, with Global surviving the merger and Global became a wholly-owned subsidiary of the registrant, with the securityholders of Global becoming securityholders of the registrant.

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours,” and “Gorilla” refer to Gorilla Technology Group Inc., an exempted company incorporated under the laws of the Cayman Islands. All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained here, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Overview

Gorilla is a provider of edge AI technology for security convergence, video intelligence, Internet of Things (IoT) security and edge content management with operations and established distribution and sales channels globally.

We have operated in the field of video analytics since our incorporation in 2001. As video moved from analog to digital formats, we leveraged this core competency to create innovative and business transformative technology utilizing artificial intelligence (AI) and edge AI computing.

Our developed technologies in edge AI computing, video analytics and operational technology (OT) security are the backbone of our suite of product and service solutions for our diversified customer base of government, commercial, and industrial entities. We service our customers directly or partner with industry leading companies from cloud infrastructure providers, telecoms, chipset vendors and storage manufacturers to provide end-to-end solutions for different verticals. Our machine learning and deep learning proprietary algorithms underpin our product and service offerings which help our customers to securely move, store and analyze data for actionable use in biometric authentication, account management, device management, business intelligence, and other applications.

We generate our revenue from the sale of hardware, software and services to customers directly under sale contracts and through channel partners or resellers and distributors under reseller agreements and distribution agreements. Our two primary business segments include Security Convergence and Video IoT.

Selected Risks Associated with an Investment in Shares of Our Ordinary Shares

Our business is subject to numerous risks. You should read these risks before you invest in our ordinary shares. In particular, our risks include, but are not limited to, the following:

●	Gorilla expects to invest substantially in research and development for the purpose of developing and commercializing new services, and these investments could significantly reduce its profitability or increase its losses and may not generate revenue for Gorilla;

●	If Gorilla does not develop enhancements to its services and introduce new services that achieve market acceptance, its growth, business, results of operations and financial condition could be adversely affected;

●	If Gorilla is unsuccessful at investing in growth opportunities, its business could be materially and adversely affected;

●	Gorilla may need to raise additional funds in the future in order to execute its business plan, and these funds may not be available to Gorilla when it needs them or on favorable terms. If Gorilla cannot raise additional funds when it needs them, its business, financial condition and results of operations could be adversely affected;

●	Aside from fiscal year 2022, Gorilla has experienced moderate growth in the past five years, and if Gorilla fails to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected;

●	Gorilla relies, in part, on partnerships to grow its business. The partnerships may not produce the financial or operating results that Gorilla anticipates. In addition, if Gorilla is unable to enter into partnerships, or successfully maintain them, its growth may be adversely impacted;

●	Historically, a single customer has accounted for a material portion of Gorilla’s revenues and the Government of Egypt is anticipated to account for a material portion of Gorilla’s future revenues, so therefore, the loss of either such historical customer or the Government of Egypt as a customer could materially and adversely affect its business, results of operations and financial condition;

●	Gorilla anticipates that a material portion of its incoming capital inflows will be denominated in Egyptian pounds (“EGP”), and that such capital will need to be converted into U.S. dollars in order to fund Gorilla’s ongoing operations. Such conversions may take months under current market and regulatory conditions and leave Gorilla exposed to fluctuations in the value of EGP, which could materially impact Gorilla’s cash flow management;

●	A material portion of Gorilla’s revenues over the next three years is expected to come from the Company’s contract with the Government of Egypt, and if the Company fails to meet its obligations under such contract, such anticipated revenues may not be fully realized;

●	Gorilla’s business depends on expanding its base of clients and generating new projects with maintenance services post-project completion for its clients, and its inability to expand its base of, or lose any of, its clients or decline in their use of its services could materially and adversely affect its business, results of operations and financial condition;

●	If Gorilla fails to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing client needs, requirements or preferences, its products and services may become less competitive;

●	The market for Gorilla’s edge AI services and products is relatively new, and may decline or experience limited growth, and its business is dependent on its clients’ continuing adoption and use of its services and products;

●	The competitive position of Gorilla’s platforms depends in part on its ability to operate with third-party products and services, and if we are not successful in maintaining and expanding the compatibility of its platforms with such third-party products and services, its business, financial condition, and results of operations could be adversely impacted;

●	Gorilla partners with industry leading technology companies to provide end-to-end solutions for different verticals. If Gorilla is unable to develop and expand its relationships with such companies, then Gorilla’s business financial condition and results of operations could be adversely affected; and

●	Other factors described under the heading “Risk Factors” beginning on page 5 of this prospectus, as well as those factors described under the heading “Item 3.D. Risk Factors” in Gorilla’s annual report on Form 20-F for the year ended December 31, 2022, Exhibit 99.5 of the Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023 and in other documents Gorilla files with the SEC.

Corporate Information

Gorilla was incorporated in 2001 as a Cayman Islands exempted company, and our principal executive office is located at Meridien House, 42 Upper Berkeley Street, Marble Arch, London, United Kingdom W1H 5QJ. Our legal and commercial name is Gorilla Technology Group Inc. Our company incorporation number is 110283. Our registered office address in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our website address is https://www.gorilla-technology.com, and our telephone number is +442039880574. The effective date of the registration statement (Commission File No. 333-262069) registering certain ordinary shares offered pursuant to the Business Combination Agreement upon which Gorilla’s ordinary shares were listed on the Nasdaq Capital Market was July 7, 2022. The Business Combination closed on July 13, 2022. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we intend to take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies. We intend to continue to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an emerging growth company.

As a foreign private issuer, we are permitted to comply with Cayman Islands corporate governance practices instead of the Nasdaq Stock Market requirements, provided that we disclose those Nasdaq Stock Market requirements with which we do not comply and the equivalent Cayman Islands requirement that we follow instead (if applicable).

Gorilla intends to follow home country practice in lieu of Nasdaq corporate governance requirements with respect to the following Nasdaq requirements:

●	Executive Sessions. We are not required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules requiring Gorilla’s independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. Gorilla will follow Cayman Islands practice which does not require independent directors to meet regularly in executive sessions separate from the full board of directors.

●	Proxy Statements. We are not required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules regarding the provision of proxy statements for general meetings of shareholders. Gorilla will follow Cayman Islands practice which does not impose a regulatory regime for the solicitation of proxies.

●	Shareholder Approval. Gorilla is not required to and, in reliance on home country practice, it does not intend to, comply with certain Nasdaq rules regarding shareholder approval for certain issuances of securities under Nasdaq Rule 5635. In accordance with the provisions of Gorilla’s Amended and Restated Memorandum and Articles of Association, Gorilla’s board of directors is authorized to issue securities, including ordinary shares, preference shares, warrants and convertible notes.

Risk Factors

Investing in our securities entails a high degree of risk as more fully described in the “Risk Factors” section of this prospectus beginning on page 5. You should carefully consider such risks before deciding to invest in our securities.

The Offering

Securities offered:	Up to 200,000 ordinary shares.

Ordinary shares to be outstanding after this offering	75,818,502, if all 200,000 ordinary shares are offered under this prospectus. See “Description of Share Capital” on page 9.

Plan of Distribution	See “Plan of Distribution” on page 11.

Use of proceeds	See “Use of Proceeds” on page 8.

Risk factors	Investing in our securities involves substantial risks. See “Risk Factors” beginning on page 5 of this prospectus.

Nasdaq symbol	“GRRR”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. Before investing in our ordinary shares, you should carefully consider the risks set forth under the captions “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022 (“2022 Form 20-F”), filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on April 28, 2023 and Exhibit 99.5 of our Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained in this prospectus before acquiring any of our ordinary shares. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Forward-Looking Statements.”

Risks Related to this Offering

Historically, our stock price has been volatile, and this is likely to continue; purchasers of our ordinary shares could incur substantial losses as a result.

Historically, the market price of our ordinary shares has fluctuated significantly, and we expect that this will continue. Purchasers of our ordinary shares could incur substantial losses relating to their investment in our stock as a result. The stock market in general has recently experienced volatility that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations could result in fluctuations in the price of our ordinary shares, which could cause purchasers of our ordinary shares to incur substantial losses. The market price for our ordinary shares may be influenced by many factors, including:

●	developments in our business or with respect to our projects;

●	the success of competitive products or technologies;

●	regulatory developments in Egypt, Taiwan, the United Kingdom and other foreign countries;

●	developments or disputes concerning patents or other proprietary rights;

●	the recruitment or departure of key personnel;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	market conditions in our industries and issuance of new or changed securities analysts’ reports or recommendations;

●	the failure of securities analysts to cover our ordinary shares or changes in financial estimates by analysts;

●	the inability to meet the financial estimates of analysts who follow our ordinary shares;

●	investor perception of our company and of our targeted markets; and

●	general economic, political and market conditions.

A large number of ordinary shares may be sold in the market following the offering detailed in the Purchase Agreement, which may depress the market price of our ordinary shares and lead to substantial dilution.

On September 19, 2023, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors relating to the issuance and sale of an aggregate of (a) 25,000 Series A convertible preference shares of the Company (the “Preference Shares”) and (b) Series A ordinary share purchase warrants (the “Series A Warrants”) to purchase 20,000,000 ordinary shares of the Company.

All of our ordinary shares underlying the Preference Shares and the Series A Warrants sold pursuant to the Purchase Agreement will be freely tradable upon issuance without restriction or further registration under the Securities Act. As a result, a substantial number of our ordinary shares may be sold in the public market following such offering, which may cause the market price of our ordinary shares to decline. If there are more ordinary shares offered for sale than buyers are willing to purchase, then the market price of our ordinary shares may decline to a market price at which buyers are willing to purchase the offered ordinary shares and sellers remain willing to sell the ordinary shares. In addition, the initial conversion price of the Preference Shares may be reduced in the event we sell equity at a lower price than the then in effect conversion price and such sale is not an exempt issuance. Exempt issuances include, among other things, certain issuances of equity compensation to employees, officers and directors, certain equity grants approved by our board of directors, and other limited selling activity. However, in the event that we (i) decide to raise capital while Preference Shares are outstanding, (ii) are unable to do so with equity securities at a price higher than the then in effect conversion price and (iii) such capital raise is not an exempt issuance, the effect of such capital raising activity would reduce the conversion price. This would allow the holders of the Preference Shares to receive a greater amount of ordinary shares in connection with conversion of the Preference Shares, leading to greater dilution to holders of ordinary shares.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus may contain forward-looking statements within the meaning of the safe harbor of the Private Securities Litigation Reform Act of 1995, and are based on current expectations. These forward-looking statements are often identified by words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible” or the negative of these terms or similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations.

These factors are discussed in the risk factors described in the 2022 Form 20-F, Exhibit 99.5 of our Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023 and this prospectus, as well as the “Special Note Regarding Forward-Looking Statements and Risk Factor Summary” section of the 2022 Form 20-F, each of which you should review carefully before placing any reliance on our financial statements or disclosures. We do not assume any obligation to update any forward-looking statements, even if our internal estimates change, except as may be required by applicable law.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained in this prospectus, including in the information incorporated by reference in this prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization as of June 30, 2023.

The information in this table should be read in conjunction with the financial statements and notes thereto, the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.3 to our Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023 and other financial information included in this prospectus or any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods. All of the ordinary shares offered by this prospectus will be sold by the Selling Securityholders for their respective accounts, and we will not receive any of the proceeds from such sales. As such, this offering will not have a material effect on our capitalization.

Cash and cash equivalents	$10,268,581
Total equity	$29,077,222
Debt:
Current borrowings	$17,970,964
Non-current borrowings	$6,491,613
Total indebtedness	$24,462,577
Total capitalization	$53,539,799

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any securities by any Selling Securityholders.

DESCRIPTION OF SHARE CAPITAL

Share Capital

Authorized Capitalization

Our authorized share capital consists of 245,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001, of which 75,735,447 ordinary shares were issued and outstanding as of January 25, 2024, which amount does not include 2,814,895 treasury shares currently outstanding but does include Earnout Shares (as defined in the Business Combination Agreement) currently held in escrow. In addition, as of January 25, 2024, warrants exercisable for an aggregate 9,582,724 ordinary shares were outstanding and Series A Ordinary Share Purchase Warrants (“Series A Warrants”) exercisable for an aggregate 20,000,000 ordinary shares were outstanding. In addition, 18,000 Preference Shares convertible into 14,400,000 ordinary shares (assuming a conversion price of $1.25 per share, which is the conversion price in effect as of January 25, 2024) are outstanding as of January 25, 2024. As of December 31, 2022, 68,542,842 ordinary shares were outstanding, excluding treasury shares but including Earnout Shares then held in escrow. The difference in the number of shares outstanding between December 31, 2022 and January 25, 2024 is the result of (i) 380,250 warrants for ordinary shares being converted into ordinary shares, (ii) the issuance of 127,000 ordinary shares pursuant to our controlled equity offering sales agreement with Cantor Fitzgerald & Co., (iii) 7,000 Preference Shares being converted into 5,600,000 ordinary shares, and (iv) 1,085,355 shares being awarded to certain current and former service providers. As of January 24, 2024, Gorilla has 518,793 vested options outstanding under the Gorilla Technology Group Inc. Employee Stock Option Program with an average exercise price of $1.17.

Ordinary Shares

Dividends. Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by our board except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to us on the issue of our shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against us.

Voting Rights. The holders of our ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of our directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Holders of our ordinary shares do not have any conversion, preemptive or other subscription rights and there will be no sinking fund or Redemption provisions applicable to our ordinary shares.

As a matter of Cayman Islands law, (i) an ordinary resolution requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company; and (ii) a special resolution requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of the Company.

Under Cayman Islands law, some matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on our ordinary shares imposed by foreign law or by the charter or other of our constituent documents. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of our ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of our ordinary shares have been paid.

Winding Up; Liquidation. Upon our winding up, after the full amount that holders of any issued shares ranking senior to our ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any of our remaining assets available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of a property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. We may issue shares that are, or at our option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided our memorandum and articles of association authorize this and we have the ability to pay our debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of our ordinary shares will have no preemptive or preferential right to purchase any of our securities.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to our memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. We may by ordinary resolution increase our authorized share capital.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

PLAN OF DISTRIBUTION

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

Subject to the limitations set forth in any applicable agreement providing registration rights, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with the sale of our ordinary shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The Selling Securityholders may also sell our ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the ordinary shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We may be required to amend or supplement this prospectus in the event that (a) a Selling Securityholder transfers securities under conditions which require the purchaser or transferee to be named in the prospectus as a Selling Securityholder, in which case we will be required to amend or supplement this prospectus to name the Selling Securityholder, or (b) a Selling Securityholder sells shares to an underwriter, in which case we will be required to amend or supplement this prospectus to name the underwriter and the method of sale.

We are paying all fees and expenses incident to the registration of the shares.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders of initially 123,679 ordinary shares, subject to upsize in any prospectus supplement; provided, however that the total number of ordinary shares sold pursuant to this prospectus shall not exceed 200,000.

The Selling Securityholders are (i) former service providers and employees of the Company being granted the Offered Shares pursuant to certain services they provided to the Company, such grants having been approved by Gorilla’s board of directors on July 12, 2023 and (ii) former advisors of the Company. Additional unnamed holders who are entitled to shares as a result of similar historical arrangements may be added to this prospectus as Selling Securityholders through the filing of a prospectus supplement. The Selling Securityholders may from time to time offer and sell any or all of the ordinary shares set forth below pursuant to this prospectus. In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer.

The following table sets forth, as of January 25, 2024, the names of the Selling Securityholders, the aggregate number of ordinary shares beneficially owned to the best of the Company’s knowledge, the aggregate number of such securities that the Selling Securityholders may offer pursuant to this prospectus and the number of ordinary shares beneficially owned by the Selling Securityholders after the sale of such securities offered hereby. As of January 25, 2024, the ordinary shares being offered pursuant to this registration statement (the “Offered Shares”) are outstanding. We have based percentage ownership on the number of shares being offered pursuant to this registration statement held by each Selling Securityholder and 75,735,447 ordinary shares (excluding treasury shares but including Earnout Shares held in escrow) outstanding as of January 25, 2024. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.

In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over shares they own or have the right to acquire within 60 days, as well as shares for which they have the right to vote or dispose of such shares. All amounts include any Earnout Shares which may be voted by a Selling Securityholder even though such Earnout Shares have not and may not vest. In accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, shares which a person has the right to acquire within 60 days of January 25, 2024 are included both in that person’s beneficial ownership as well as in the total number of shares issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of ordinary shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

The information in the table below is based upon information provided by the Selling Securityholders. The securities owned by the Selling Securityholders named below do not have voting rights different from the securities owned by other securityholders. Unless otherwise indicated, the business address of each beneficial owner listed in the tables below is c/o Gorilla Technology Group Inc., Meridien House, 42 Upper Berkeley Street, Marble Arch, London, United Kingdom W1H 5QJ.

	Securities Beneficially Owned prior to this offering		Securities to be Sold in this offering		Securities Beneficially Owned after this offering
Names And Addresses	Ordinary Shares	Percentage	Ordinary Shares	Percentage	Ordinary Shares	Percentage
Michael Vokins(1)	888	*	888	*	—	—
Natsuko Hashizume(2)	888	*	888	*	—	—
Natasha Ma(3)	888	*	888	*	—	—
Yucheng Sun(4)	888	*	888	*	—	—
Stanley Liao(5)	888	*	888	*	—	—
John Kuan(6)	888	*	888	*	—	—
Sam Huang(7)	888	*	888	*	—	—
Amanda Chu(8)	888	*	888	*	—	—
Ariel Lin(9)	888	*	888	*	—	—
Sam Chen(10)	888	*	888	*	—	—
Paula Kuo(11)	888	*	888	*	—	—
Vincent Su(12)	888	*	888	*	—	—
Zac Chang(13)	888	*	888	*	—	—
Brian Chen(14)	888	*	888	*	—	—
Pon Peng(15)	888	*	888	*	—	—
Shihhsun Yang(16)	888	*	888	*	—	—
Enzo Pei(17)	888	*	888	*	—	—
Brown Li(18)	888	*	888	*	—	—
Steve Hsu(19)	888	*	888	*	—	—
Wayne Lan(20)	888	*	888	*	—	—
Jack Chen(21)	888	*	888	*	—	—
Abbie Huang(22)	888	*	888	*	—	—
David Kuo(23)	888	*	888	*	—	—
Bill Liu(24)	888	*	888	*	—	—
Jacky Lin(25)	888	*	888	*	—	—
Minyuan Chen(26)	888	*	888	*	—	—
Kevin Yao(27)	888	*	888	*	—	—
Hanping Wang(28)	888	*	888	*	—	—
Brooks Chen(29)	888	*	888	*	—	—
David Chou(30)	888	*	888	*	—	—
Eric Chang(31)	888	*	888	*	—	—
Roy Du(32)	888	*	888	*	—	—
Tony Lien(33)	888	*	888	*	—	—
Howard Wang(34)	888	*	888	*	—	—
Jason Chan(35)	888	*	888	*	—	—
Yihsin Chiu(36)	888	*	888	*	—	—
Chiao-Liang Cheng(37)	888	*	888	*	—	—

	Securities Beneficially Owned prior to this offering		Securities to be Sold in this offering		Securities Beneficially Owned after this offering
Names And Addresses	Ordinary Shares	Percentage	Ordinary Shares	Percentage	Ordinary Shares	Percentage
Richard Lai(38)	888	*	888	*	—	—
Owen Chen(39)	888	*	888	*	—	—
Simpson Huang(40)	888	*	888	*	—	—
Denny Wang(41)	888	*	888	*	—	—
Minxin Yu(42)	888	*	888	*	—	—
Tina Wang(43)	888	*	888	*	—	—
Kevin Chiang(44)	888	*	888	*	—	—
David Wang(45)	888	*	888	*	—	—
Ken Lee(46)	888	*	888	*	—	—
Jason Chou(47)	888	*	888	*	—	—
Channy Yang(48)	888	*	888	*	—	—
Bill Lin(49)	888	*	888	*	—	—
Ting Tsai(50)	888	*	888	*	—	—
Yi Dai(51)	888	*	888	*	—	—
Sean Wang(52)	888	*	888	*	—	—
Steve Ho(53)	888	*	888	*	—	—
Kevin Chiu(54)	888	*	888	*	—	—
Chiyun Chao(55)	888	*	888	*	—	—
Taco Chang(56)	888	*	888	*	—	—
Grace Hu(57)	888	*	888	*	—	—
Wesley Nien(58)	888	*	888	*	—	—
Wayne Wang(59)	888	*	888	*	—	—
Ken Huang(60)	888	*	888	*	—	—
Kenny Chen(61)	888	*	888	*	—	—
Ivy Ho(62)	888	*	888	*	—	—
Jay Chen(63)	888	*	888	*	—	—
Lackey Lu(64)	888	*	888	*	—	—
Wiggle Hsu(65)	888	*	888	*	—	—
Ssumin Wang(66)	888	*	888	*	—	—
Bill Chung(67)	888	*	888	*	—	—
Roy Tsaihong(68)	888	*	888	*	—	—
Jordan Lin(69)	888	*	888	*	—	—
Jordan Tseng(70)	888	*	888	*	—	—
Tingchun Lin(71)	888	*	888	*	—	—
Innvotec Limited(72)	26,949	*	26,949	*	—	—
Shackleton Finance Limited(73)	26,948	*	26,948	*	—	—
Hee-Won Choi(74)	6,734	*	6,734	*	—	—

*	Less than 1%
(1)	5F, No 21-1, Alley 60, Lane 164, HuLin Street, HsinYi District, Taipei City
(2)	2nd floor, No. 22, Yumin 1st Rd., Beitou Dist., Taipei City
(3)	2F, No.39, Alley 7, Lane 170, St. Donhsin, Dist, Nangang, Taipei City
(4)	1F., No. 10, Aly. 1, Ln. 101, Wende Rd., Neihu Dist., Taipei City, 114033
(5)	1F., No. 15, Ln. 89, Jiangnan St., Neihu Dist., Taipei City, 114033
(6)	2F., No. 74, Yongning St., Yonghe Dist., New Taipei City
(7)	8F., No. 185, Minyou 11th St., Taoyuan Dist., Taoyuan City, 330017

(8)	7F., No. 91, Guangfeng Rd., Bade Dist., Taoyuan City, 334637
(9)	No. 220, Zhu 5th Rd., Zhutang Township, Changhua County, 525001
(10)	1F., No. 17, Ln. 577, Sec. 4, Zhongyang N. Rd., Beitou Dist., Taipei City
(11)	3F., No. 56, Ln. 191, Sec. 6, Minquan E. Rd., Neihu Dist., Taipei City, 114036
(12)	2F., No. 34, Ln. 125, Sec. 2, Wenhua Rd., Banqiao Dist., New Taipei City, 220
(13)	No. 34, Ln. 599, Shuiyuan Rd., Fengyuan Dist., Taichung City
(14)	1F., No. 10, Aly. 50, Ln. 168, Shen’aokeng Rd., Xinyi Dist., Keelung City, 201006
(15)	4F., No. 543, Wuxing St., Xinyi Dist., Taipei City, 110
(16)	No. 3, Ln. 140, Guoxiong St., Fengshan Dist., Kaohsiung City
(17)	3F., No. 19, Ln. 143, Sec. 1, Hangzhou S. Rd., Zhongzheng Dist., Taipei City, 100
(18)	5F., No. 15, Ln. 138, Sec. 1, Yanping Rd., North Dist., Hsinchu City, 300022
(19)	5F., No. 11, Aly. 79, Ln. 61, Kangle St., Neihu Dist., Taipei City, 114
(20)	No. 18, Aly. 36, Ln. 284, Wuxing St., Xinyi Dist., Taipei City,110012
(21)	3F., No. 16, Bo’ai 4th Rd., Zuoying Dist., Kaohsiung City, 813503
(22)	16F.-17, No. 109, Xiangxin Rd., Nantun Dist., Taichung City, 408353
(23)	7F., No. 37, Zhongyang N. Rd., Sanchong Dist., New Taipei City, 241
(24)	No. 67, Zhongcuo Rd., Linyuan Dist., Kaohsiung City, 832001
(25)	19F., No. 161, Wenxing Rd., Zhubei City, Hsinchu County
(26)	3F., No.11, Aly. 93, Ln. 71, Jiangnan St., Neihu Dist., Taipei City, 114
(27)	4F, No. 527, Fujin St., Songshan Dist., Taipei City, 105070
(28)	16F., No. 146-7, Xinchun St., Tamsui Dist., New Taipei City, 251626
(29)	5F., No. 32, Renhua St., Banqiao Dist., New Taipei City 220021
(30)	3F., No. 23, Aly. 20, Ln. 434, Ankang Rd., Neihu Dist., Taipei City, 114044
(31)	9F., No. 180, Jin’an St., Sanchong Dist., Taipei City, 241766
(32)	3F., No. 16, Ln. 504, Chongyang Rd., Nangang Dist., New Taipei City, 115010
(33)	11-1F., No. 328, Jingxin St., Zhonghe Dist., New Taipei City, 235056
(34)	No. 30, Chongde 13th St., East Dist., Tainan City, 701042
(35)	7F., No. 13, Ln. 256, Sec. 3, Nanjing E. Rd., Taipei City, Songshan Dist.
(36)	No. 273, Sec. 3, Heping E. Rd., Xinyi Dist., Taipei City, 110
(37)	8F., No. 22, Ln. 200, Sec. 2, Dunhua S. Rd., Da’an Dist., Taipei City, 106
(38)	5F., No. 7, Ln. 9, Liren St., Tucheng Dist., New Taipei City, 236011
(39)	No. 67, Ren’ai Rd., Ligang Township, Pingtung County, 905006
(40)	No. 81, Ln. 657, Sec. 2, Zhongzheng Rd., Changhua City, Changhua County, 500001
(41)	3F., No. 3, Ln. 125, Fude 2nd Rd., Xizhi Dist., New Taipei City
(42)	2F., No. 207, Ln. 369, Yuantong Rd., Zhonghe Dist., New Taipei City
(43)	2F., No. 106-1, Liumingchuan Rd., Ren’ai Dist., Keelung City
(44)	4F.-1, No. 228, Guangfu S. Rd., Da’an Dist., Taipei City
(45)	4F., No. 36, Aly. 11, Ln. 32, Yongping St., Luzhou Dist., New Taipei City, 247013
(46)	3F., No. 68, Minle St., Yonghe Dist., New Taipei City
(47)	4F., No. 3, Ln. 204, Songjiang Rd., Zhongshan Dist., Taipei City
(48)	10F., No. 118-26, Sec. 3, Zhongshan Rd., Zhonghe Dist., New Taipei City, 235008
(49)	2F., No. 63, Shuangyuan St., Sanchong Dist., New Taipei City, 241
(50)	13F., No. 6, Ln. 201, Ren’ai Rd., Xizhi Dist., New Taipei City, 221027
(51)	8F., No. 83, Zhangshu 2nd Rd., Xizhi Dist., New Taipei City, 221019
(52)	18F., No. 258-6, Sec. 2, Jincheng Rd., Tucheng Dist., New Taipei City, 236
(53)	3F.-1, No. 719, Daye Rd., Beitou Dist., Taipei City, 112028
(54)	No. 46-4, Ln. 276, Sec. 5, Anhe Rd., Annan Dist., Taipei City
(55)	No. 41, Beichen St., Fengshan Dist., Kaohsiung City
(56)	No. 4, Zhongliu Rd., Pingtung City, Pingtung County, 90050
(57)	3F., No. 11, Ln. 125, Sec. 2, Fuxing S. Rd., Da’an Dist., Taipei City, 106
(58)	No. 30, Ln. 480, Zhongxiao Rd., Su’ao Township, Yilan County, 270009
(59)	No. 40, Ln. 60, Sec. 2, Xinsheng N. Rd., Zhongshan Dist., Taipei City, 104
(60)	2F., No. 22, Ln. 198, Yuantong Rd., Zhonghe Dist., New Taipei City, 235
(61)	3F., No. 100, Minzu 5th St., Xizhi Dist., New Taipei City, 221022
(62)	2F., No. 8, Ln. 11, Huaide St., Beitou Dist., Taipei City, 112041
(63)	No. 19-4, Aly. 24, Ln. 30, Wuquan St., Banqiao Dist., New Taipei City, 220061
(64)	No. 32-1, Liudouwei, Liujiao Township, Chiayi County, 615005
(65)	5F.-2, No. 12, Aly. 8, Ln. 403, Sec. 1, Guangfu Rd., East Dist., Hsinchu City, 300
(66)	No. 121, Minli St., Zhonghe Dist., New Taipei City, 23548
(67)	2F., No. 242, Ln. 37, Sec. 2, Daguan Rd., Banqiao Dist., New Taipei City, 220096
(68)	No. 25, Sec. 1, Huayuan 7th Rd., New Taipei City, Xindian Dist.
(69)	1F., No. 56, Ln. 50, Guokai St., Shulin Dist., New Taipei City, 238020
(70)	11F., No. 12-13, Yixin Rd., Beitou Dist., Taipei City
(71)	4F., No. 3, Ln. 53, Dongnan St., East Dist., Hsinchu City, 300033
(72)	101 New Cavendish Street, 1st Floor South, London, United Kingdom, W1W 6XH
(73)	1st Floor, 48 Chancery Lane, London, England, WC2A 1JF
(74)	8 Nokes Road, Alconbury Weald, Huntingdon, Cambridgeshire, PE28 4LQ, UK

EXPENSES

The following is a statement of estimated fees and expenses (other than the SEC registration fee) in connection with the issuance and distribution of the securities being registered, excluding underwriting discounts and commissions.

Itemized expense	Amount
SEC registration fee		$14.46
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

MATERIAL CHANGES

Except as otherwise described above and in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since April 28, 2023.

INTERESTS OF EXPERTS AND COUNSEL

None of our named experts or counsel has been employed by us on a contingent basis, owns an amount of shares in Gorilla Technology Group Inc. or our subsidiaries which is material to them, or has a material, direct or indirect economic interest in us or depends on the success of the securities which may be offered under this prospectus. Any update or change in the interests of our named experts and counsel will be included in a prospectus supplement or other offering materials relating to an offering of our securities.

LEGAL MATTERS

The validity of all ordinary shares offered by this prospectus is being passed upon for us by Travers Thorp Alberga.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers, Taiwan, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of PricewaterhouseCoopers, Taiwan is 27F, No. 333, Sec. 1, Keelung Rd., Xinyi Dist., Taipei 11012, Taiwan.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, as a “foreign private issuer,” our officers, directors, and principal shareholders are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

We maintain a website at www.gorilla-technology.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We incorporate by reference herein:

●	our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on April 28, 2023;

●	our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on August 17, 2023, September 21, 2023, February 1, 2024, February 5, 2024 (except for portions deemed not to be incorporated by reference) and February 20, 2024; and

●	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on July 13, 2022, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so mdified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Gorilla Technology Group Inc.
Meridien House
42 Upper Berkeley Street
Marble Arch
London, United Kingdom W1H 5QJ
+442039880574